SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	May 3, 2005

(Date of earliest event reported):	April 28, 2005

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

    On May 3, 2005, Registrant issued a press release for Loews Corporation and a separate press release for the Carolina Group providing information on their results of operations for the first quarter of 2005. The press releases are furnished as Exhibits 99.1 and 99.2 to this Form 8-K.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Registrant will restate its financial results for prior years to correct its accounting for several reinsurance contracts entered into by a subsidiary of CNA Financial Corporation, a 91%-owned subsidiary of the Registrant (“CNA”), primarily with a former affiliate of CNA, and CNA’s equity accounting for that affiliate. The impact of this revised accounting results in a reduction to shareholders’ equity as of December 31, 2004 of $27.3 million, or 0.2%, and an increase in net income attributable to Loews common stock of $1.3 million, or $0.01 per Loews common share, for the three months ended March 31, 2004. The principal effects of this restatement for years 2002 - 2004 are as follows:

Restated Results as of and for the Year Ended December 31
	2004		2003		2002
	Previously		Previously		Previously
(In millions, except per share data)	Reported	Restated	Reported	Restated	Reported	Restated

Shareholders’ equity	$12,183.3	$12,156.0	$11,054.3	$11,023.0	$11,235.2	$11,191.8

Net income (loss) attributable to:
Loews common stock	$1,046.8	$1,050.8	$(725.9)	$(713.8)	$771.3	$786.2
Carolina Group stock	184.5	184.5	115.2	115.2	140.7	140.7
Total	$1,231.3	$1,235.3	$(610.7)	$(598.6)	$912.0	$926.9

Net income (loss) per share attributable to:
Loews common stock	$5.64	$5.66	$(3.91)	$(3.85)	$4.11	$4.19
Carolina Group stock	$3.15	$3.15	$2.76	$2.76	$3.50	$3.50

The Registrant will file a Form 10-K/A for 2004 reflecting these adjustments and their impact on disclosures as applicable for years 2002 - 2004. Accordingly, the Registrant’s original financial statements and related independent registered public accountants’ reports thereon for those periods should no longer be relied upon. The Registrant’s periodic report on Form 10-Q for first quarter 2005 will also reflect the adjustments.

This restatement is based upon reconsideration of CNA’s accounting for its former equity interest in Accord Re Ltd. (“Accord”), and for several reinsurance contracts with Accord, but also includes two reinsurance agreements with unaffiliated parties that are immaterial in the aggregate. A subsidiary of The Continental Corporation (“TCC”) acquired a 49% ownership interest in Accord, a Bermuda company, in 1989 upon Accord’s formation. TCC also provided capital support to Accord through a guarantee from a TCC subsidiary. TCC was acquired by CNA in 1995.

Reinsurance relationships with Accord involved both property and casualty assumed reinsurance risks that were written by TCC subsidiaries and 100% ceded to Accord or reinsured from other cedents by Accord. Stop-loss protection in relation to those risks was obtained by Accord from a wholly owned TCC subsidiary.

All of CNA’s reinsurance agreements with Accord relating to property risks were commuted as of year-end 2001, leaving six reinsurance agreements with Accord relating to casualty risks outstanding at that time. As of March 31, 2005 CNA provides no capital support to and has no ownership interest in Accord. During the period of CNA’s minority ownership, Accord also maintained reinsurance relationships with reinsurers unaffiliated with CNA.

As previously reported, CNA continues to respond to various subpoenas, interrogatories and other requests for information received from state and federal regulatory authorities relating to on-going insurance industry investigations of non-traditional insurance products, including finite reinsurance. As also previously reported, CNA agreed to undergo a state regulatory financial examination of the Continental Casualty Company and its insurance subsidiaries as of December 31, 2003. Such review includes examination of certain of the finite reinsurance contracts entered into by CNA and whether such contracts possess sufficient risk transfer characteristics necessary to qualify for accounting treatment as reinsurance. In the course of complying with these requests CNA conducted a comprehensive review of its finite reinsurance relationships, including contracts with Accord. As a result of that review management of the Registrant determined to recommend to the Audit Committee of the Registrant’s Board of Directors that the adjustments recited above be made to correct the accounting treatment of CNA’s reinsurance agreements with and equity interest in Accord. After conferring with management and discussing the matter with Deloitte & Touche LLP, the Registrant’s independent registered public accountants, the Audit Committee adopted that recommendation on April 28, 2005. It is possible that CNA’s analyses of, or accounting treatment for, other finite reinsurance contracts could be questioned or disputed in the context of the referenced state regulatory examination, and further restatements of the Registrant’s financial results are possible as a consequence, which could have a material adverse impact on the Registrant’s financial condition.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

Exhibit Reference

Number	Exhibit Description

99.1	Loews Corporation press release, issued May 3, 2005, providing information on first quarter results of operations for 2005.

99.2	Carolina Group press release, issued by Loews Corporation May 3, 2005, providing information on first quarter results of operations for 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: May 3, 2005	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary